Tauriga Sciences, Inc. Announces Board Approval for Up to $150,000 Share Buy-Back Program Effective Immediately

NEW YORK, NY — (Marketwired – December 1, 2017) - Tauriga Sciences, Inc. (OTC PINK: TAUG) (“Tauriga” or the “Company”) today announced that the Board of Directors of the Company (the “Board”) approved a share buyback program, authorizing the Company to buy back up to $150,000 of its common stock over the next six months.

The Company expects the purchases to be made from time to time in the open market or in unsolicited privately negotiated transactions, and that such purchases are expected to be funded from available cash on hand under Florida law. The timing, form and amount of the share buybacks, if any, under the program will depend on a variety of factors, including market conditions, legal requirements and other factors, which the Company is still evaluating and implementing. The buyback program may be modified or terminated by the Board at any time. The Company will provide public disclosure if and when the buyback is modified or terminated prior to the end of the six month period.

Tauriga’s CEO Seth M. Shaw commented, “The Board wishes to send a message to shareholders that we believe in our future prospects and that we are now in a stronger financial position and that we believe repurchasing our stock is one means of underscoring our commitment to enhancing stockholder value.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (OTC Pink Current: TAUG) is engaged in building life sciences company through the development, marketing, distribution and potential licensing of a broad array of products and technologies. The Company is presently focused on its upcoming contemplated launch of a Cupacu Butter based lip balm product branded under the name: Herman. The Company believes that one of its most important strengths is its access to and relationships with potentially substantial distribution systems and networks. The Company intends to capitalize on distribution opportunities and will continually update shareholders on such developments. Please visit the Corporate Website at www.tauriga.com

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation: expectations, expects, anticipates, believes, hopes, beliefs, plans and objectives regarding the development, use and marketability of products as well as the attainment of certain corporate goals and milestones (i.e. SEC Periodic Filings, Filing of Proxies, etc.). Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission.

Contact Info:

Mr. Seth M. Shaw

Chief Executive Officer

Tauriga Sciences Inc.

Cell # 917-796-9926

Email: sshaw@tauriga.com

Website: www.tauriga.com